Exhibit 10.1

FOURTH AMENDMENT TO PLAIN ENGLISH SECURITY AGREEMENT

This Fourth Amendment to Plain English Security Agreement (this “Amendment”) is made and entered into as of December 11, 2013, by and among GEVO, INC., a Delaware corporation (“Guarantor” or “You”), and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“Secured Party” or “Us”; together with Guarantor, the “Parties”).

RECITALS

A. Guarantor and Secured Party entered into that certain Plain English Security Agreement dated as of September 22, 2010, as amended by that certain First Amendment to Plain English Security Agreement dated as of October 20, 2011, that certain Second Amendment to Plain English Security Agreement dated as of June 29, 2012, and that certain Third Amendment to Plain English Security Agreement dated as of July 11, 2012 (including all annexes, exhibits and schedules thereto, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Guarantor granted a security interest in the Collateral to secure the payment and performance in full of all the Secured Obligations. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Security Agreement shall be applied herein as defined or established therein.

B. Guarantor and Secured Party have agreed to make certain amendments to the Security Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments to Security Agreement.

(a) Section 1 of the Security Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order to such Section:

The term “2013 Warrants” has the meaning specified therefor in the Loan Agreement.

The term “2013 Warrant Agreements” has the meaning specified therefor in the Loan Agreement.

The term “2013 Warrant Documents” has the meaning specified therefor in the Loan Agreement.

The term “Convertible Note Documents” has the meaning specified therefor in the Loan Agreement.

The term “Convertible Note Indebtedness” has the meaning specified therefor in the Loan Agreement.

The term “Convertible Notes” has the meaning specified therefor in the Loan Agreement.

The term “Permitted Exchange” has the meaning specified therefor in the Loan Agreement.

(b) The definition of “Permitted Conversion” in Section 1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“The term “Permitted Conversion” has the meaning specified therefor in the Loan Agreement.”

(c) The definition of “Merger Event” contained in Section 1.3 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1.3 The term “Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You, with or into any other Person; (ii) any transaction, including the sale or exchange of outstanding shares of Your Stock, in which the holders of Your Stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain Stock representing at least 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent entity of such surviving entity if such surviving entity is wholly owned by such parent entity), in each case without regard to whether You are the surviving entity, (iii) the sale, license or other disposition of all or substantially all of Your assets, or (iv) the occurrence of any “Extraordinary Transaction” (or similar defined term) under and as defined in any of the 2013 Warrant Documents.

(d) The definition of “Permitted Disposition” contained in Section 1.4 of the Security Agreement is hereby amended and restated in its entirety as follows:

“1.4 The term “Permitted Disposition” means (a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or no longer useful in the ordinary course of business and leases or subleases of real property no longer used or no longer useful in the conduct of the business of You and Your Subsidiaries; (b) sales of Inventory to buyers in the ordinary course of business and/or the entering into of marketing, distribution, supply, off take, development, or like agreements relating to the sale of Inventory in the ordinary course of business and containing standard or customary terms for such agreements (which terms may include, without limitation, rights of first offer and/or exclusivity arrangements); (c) the use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (d)(i) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights or (ii) non-perpetual exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights with respect to geographic area, fields of use and customized products for specific customers that would not result in a transfer of title of the licensed property under applicable law, all given in the ordinary course of Your business; (e) the granting of Permitted Liens; (f) the sale, assignment, transfer, disposition, or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (g) any involuntary loss, damage or destruction of property; (h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (i) the sale or issuance of Stock of a Parent; (j)(i) the lapse of registered patents, trademarks, copyrights and other intellectual property of You and Your Subsidiaries to the extent not economically desirable in the conduct of or material to their business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business that are not material to Your business; (k) the making of an Investment; (l) the making of a Permitted Intercompany Advance; (m) dispositions of assets in exchange or trade in for similarly valued assets so long as the assets so received by You or Your Subsidiaries have a fair market value that is reasonably equivalent to the fair market value of the assets so disposed by You or Your Subsidiaries; provided that if such assets are material to Your business, they are exchanged or traded for similar assets that are used for similar purposes, and provided further, however, that nothing in this clause (m) shall prevent You or Your Subsidiaries from receiving or paying cash consideration in connection with the disposition of assets in exchange for similarly valued assets contemplated by this clause (m); (n) dispositions of assets in exchange for, or replaced by, an upgrade or a new model of such asset; provided, however, that nothing in this clause (n) shall require the same brand, type or kind of asset to be purchased as the asset being exchanged or replaced in order for this clause (n) to be applicable so long the new asset is used for a similar purpose; (o) the leasing or subleasing of assets of You or Your Subsidiaries in the ordinary course of business; (p) the disposition of assets in connection with the retrofit of any renewable fuel production facility; (q) dispositions of assets in connection with maintenance and updating of any renewable fuel production facility for fair market value; (r) leases and subleases of farmland; (s) sales or dispositions of assets not otherwise permitted by the foregoing clauses so long as the aggregate fair market value of all such assets disposed of in any fiscal year (including the proposed disposition) would not exceed $500,000; (t) any Permitted Conversion and (u) any Permitted Exchange.”

(e) Clause (g) of the definition of Permitted Liens in Section 1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“(g) Liens of You disclosed on Schedule VII;”

(f) Clause (b) of the definition of Permitted Indebtedness in Section 1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“(b) (i) Indebtedness incurred by You under the 2013 Warrants and (ii) Indebtedness of You disclosed on Schedule P-1 attached hereto;”

(g) Section 2 of the Security Agreement is hereby amended by (i) adding the text “including all Intellectual Property (including, without limitation, the Intellectual Property described on Schedule IV)” after the reference to “All General Intangibles”, (ii) deleting the text “(iii) any and all Intellectual Property (including, without limitation, the assets described on Schedule IV), whether owned, licensed or otherwise, and/or any and all non-cash Proceeds of Intellectual Property,” and replacing it with the text “(iii) any intent-to-use trademark applications unless and until a statement of use or amendment to allege use is filed and accepted by the United States Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of a Guarantor in such trademarks is no longer on an “intent-to-use” basis, at which time such trademarks shall automatically and without further action by the parties be subject to the security interest granted by such Guarantor to Us hereunder” and (iii) deleting the text “(x) any non-cash Proceeds of Intellectual Property,”.

(h) Sections 3.2 and 3.3 of the Security Agreement are hereby amended and restated in their entirety as follows:

“3.2 Deposit Accounts. You will not maintain any Deposit Accounts except (a) accounts identified in Schedule I, (b) Deposit Accounts holding amounts deposited in to cash-collateralize letters of credit to the extent the Lien on such cash collateral is permitted hereunder, (c) other accounts with respect to which We have a perfected Lien, (d) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for You or Your Subsidiaries and such Deposit Accounts are solely under the control of the respective company providing the payroll and employee benefit payment services and provided such amounts do not exceed two months of payroll and employee benefit payments, and (e) Deposit Accounts used solely and exclusively for employee benefits, including, without limitation, to hold flexible spending account withholdings or amounts in respect of other Section 125 Plans. Notwithstanding the foregoing, You may maintain the Deposit Accounts listed on Schedule I, in which We may not have a perfected Lien, so long as (i) You use commercially reasonable efforts to obtain necessary agreements to perfect Our Lien in said accounts within five (5) Business Days after the Closing Date and (ii) in any event, within fifteen (15) Business Days after the Closing Date, such accounts have been closed or You have provided all necessary agreements to perfect Our Lien in said accounts. Such agreements to perfect our lien shall be in form and substance satisfactory to Us and shall cause the depositary bank to comply at all times with instructions from Us to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without Your further consent. The Parties acknowledge that upon the occurrence and during the continuance of a Material Adverse Effect We may give instructions and cause the depositary bank or securities intermediary to withhold any withdrawal rights, whether or not an Event of Default has occurred. We agree that We will not give any such instructions or withhold any withdrawal rights from You, unless (x) a Default has occurred and is continuing as a result of Your failure to comply with Section 5.8, (y) a Material

Adverse Effect has occurred and is continuing, or (z) an Event of Default has occurred and is continuing. We also agree to rescind instructions and any requests to withhold Your withdrawal rights mentioned in the foregoing sentences if: (a) the Default, Event of Default or Material Adverse Effect upon which the instructions or request to withhold Your withdrawal rights was issued has been waived in accordance with the terms of the Loan Documents, and (b) no additional Default (solely as a result of Your failure to comply with Section 5.8), Event of Default or Material Adverse Effect has occurred and is continuing prior to the date such rescission notice is delivered or is reasonably expected to occur on or immediately after the date such rescission notice is delivered. The foregoing provisions of this Section 3.2 to the contrary notwithstanding, if, in connection with the payment of interest or cash upon conversion otherwise permitted under this Agreement, You have a contractual obligation to irrevocably deposit funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)) with respect to the Indebtedness that is the subject of such payment, then (1) We will not require a perfected lien with respect to such funds that are deposited with the indenture trustee pursuant to such requirement and (2) so long as (y) the amount deposited with the indenture trustee pursuant to such contractual obligation does not exceed the amount required to be so deposited and (z) such amount is not deposited with the indenture trustee more than 3 Business Days before it is required to be deposited with the indenture trustee, such deposit with the indenture trustee shall be permitted pursuant to this subsection; provided that, other than with respect to regularly scheduled interest payments, You agree to use commercially reasonable efforts to provide Us notice prior to such deposit of funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)).

3.3 Investment Property. If You shall at any time hold or acquire physical possession of any Collateral consisting of Investment Property having a market value of $1,000,000 or more, You shall promptly endorse, assign and deliver the same to Us, accompanied by such instruments of transfer or assignment duly executed in blank as We may from time to time reasonably specify. If any Investment Property that is Collateral now or hereafter acquired by You are uncertificated and are issued to You or Your nominee directly by the issuer thereof, You shall, or shall cause Borrower to, deliver notice to Us thereof on the date Borrower is required to deliver its Compliance Certificate per the terms of the Loan Agreement, and, at Our written request and option, pursuant to an agreement in form and substance reasonably satisfactory to Us, either (a) use your commercially reasonable efforts to cause the issuer to agree to comply during the existence of an Event of Default with instructions from Us as to such Investment Property without Your further consent or the consent of such nominee, or (b) upon the occurrence and during the continuance of an Event of Default, arrange for Us to become the registered owner of such Investment Property. If any Investment Property that is Collateral, whether certificated or uncertificated, now or hereafter acquired by You is held by You or Your nominee through a securities intermediary or commodity intermediary, You shall promptly notify Us of that fact and, at Our written request and option, pursuant to an agreement in form and substance reasonably satisfactory to

Us, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from Us to such securities intermediary as to such Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Us to such commodity intermediary, in each case without Your further consent or the consent of such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Us to become the entitlement holder with respect to such Investment Property, with You being permitted, only with Our consent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Parties acknowledge that upon the occurrence and during the continuance of a Material Adverse Effect We may give instructions and cause the depositary bank or securities intermediary to withhold any withdrawal rights, whether or not an Event of Default has occurred. We agree that We will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold Our consent to the exercise of any withdrawal or dealing rights by You, unless (1) a Default has occurred and is continuing as a result of Your failure to comply with Section 5.8, (2) a Material Adverse Effect has occurred and is continuing, or (3) an Event of Default has occurred and is continuing. We also agree to rescind the entitlement orders, instructions or directions mentioned in the previous sentence if: (a) the Default, Event of Default or Material Adverse Effect upon which the entitlement orders, instructions or directions was issued has been waived in accordance with the terms of the Loan Documents, and (b) no additional Default (solely as a result of Your failure to comply with Section 5.8), Event of Default or Material Adverse Effect has occurred and is continuing prior to the date such rescission notice is delivered or is reasonably expected to occur on or immediately after the date such rescission notice is delivered. The foregoing provisions of this Section 3.3 to the contrary notwithstanding, if, in connection with the payment of interest or cash upon conversion otherwise permitted under this Agreement, You have a contractual obligation to irrevocably deposit funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)) with respect to the Indebtedness that is the subject of such payment, then (1) We will not require a perfected lien with respect to such funds that are deposited with the indenture trustee pursuant to such requirement and the foregoing required actions shall not apply (2) so long as (y) the amount deposited with the indenture trustee pursuant to such contractual obligation does not exceed the amount required to be so deposited and (z) such amount is not deposited with the indenture trustee more than 3 Business Days before it is required to be deposited with the indenture trustee, such deposit with the indenture trustee shall be permitted pursuant to this subsection; provided that, other than with respect to regularly scheduled interest payments, You agree to use commercially reasonable efforts to provide Us notice prior to such deposit of funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)).”

(i) Section 3.9 of the Security Agreement is hereby amended by deleting the “.” at the end of such Section and replacing it with the following: “; provided, however, that with respect to the Intellectual Property, the foregoing shall only require You to make filings at the United States Patent and Trademark Office or United States Copyright Office that are necessary to perfect Our security interest in and to such Collateral and shall not require perfection steps, or filings, in jurisdictions outside of the United States.”

(j) Section 5.2 of the Security Agreement is hereby amended by adding the following new sentence at the end of this section: “Anything contained in this Agreement to the contrary notwithstanding, with respect to Intellectual Property that is Collateral, You shall only be required to make filings at the United States Patent and Trademark Office or United States Copyright Office that are necessary to perfect Our security interest in and to such Collateral and shall not be required to take perfection steps, or make filings, in jurisdictions outside of the United States.”

(k) Section 5.3 of the Security Agreement is hereby amended by adding the following new sentence at the end of this section: “Anything contained in this Agreement to the contrary notwithstanding, with respect to Intellectual Property that is Collateral, You shall only be required to make filings at the United States Patent and Trademark Office or United States Copyright Office that are necessary to perfect Our security interest in and to such Collateral and shall not be required to take perfection steps, or make filings, in jurisdictions outside of the United States.”

(l) Section 5.7 of the Security Agreement is hereby amended by deleting the text “or” appearing in front of clause (c) and by adding the following text immediately after clause (c): “or (d) Liens in favor of Us and other Permitted Liens.”

(m) Section 5.9 of the Security Agreement is hereby amended by (i) deleting the following text: “For the avoidance of doubt, this Section 5.9 does not restrict You from making Permitted Conversions.” and replacing it with the following: “For the avoidance of doubt, this Section 5.9 does not restrict You from making Permitted Conversions or Permitted Exchanges.” and (ii) deleting the text “and” appearing in front of clause (e) and by replacing clause (e) with the following text:

“(e) You and Your Subsidiaries may make dividends or distributions (directly or indirectly to You, in the case of a dividend or distribution by Your Subsidiary), directly or indirectly, for the purpose of (i) paying (y) regularly scheduled interest when due and owing on the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof), and/or (z) accrued interest that is due and payable in connection with any Permitted Exchange, in each case, together with fees, costs and expenses from time to time due in connection with the Convertible Note Indebtedness (or any Refinancing Indebtedness or Permitted Exchange in respect thereof), (ii) making Permitted Conversions, (iii) making Permitted Exchanges, and (iv) making payments to the indenture trustee in respect of the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) of reasonable and customary compensation for its services as the indenture trustee and to reimburse it for reasonable fees, costs and expenses incurred by it and disbursements and advances made by it in such capacity; (f) You may make Permitted Exchanges; (g) You may purchase the 2013 Warrants from the holder of any 2013 Warrant that exercises its right to require You to purchase such Warrant pursuant to its terms; and (h) You may pay Cash in lieu of issuing fractional shares of common Stock arising out of the conversion of convertible securities (including the Convertible Notes (or any Refinancing Indebtedness in respect thereof) or Permitted Conversions) or the exercise of any 2013 Warrant or any other warrants.”

(n) The following provision shall be added as Section 5.14 of the Security Agreement:

5.14 Additional Notices. You will provide to Us promptly, and in any event within three (3) Business Days after the receipt by You, any notice from any holder of any 2013 Warrant that such holder is exercising its right to require You or any successor entity to purchase such 2013 Warrant pursuant to its terms.

(o) Guarantor and Secured Party hereby agree that the Schedules to the Security Agreement are hereby amended, restated and replaced with the updated Schedules attached as Exhibit A hereto.

2. Representations and Warranties. Guarantor hereby represents and warrants to Secured Party that each of the representations and warranties contained in Section 4 of the Security Agreement are true and correct in all material respects as of the date hereof, except such representations and warranties that relate expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, after giving effect to this Amendment.

3. Conditions to Effectiveness. This Amendment shall be effective upon receipt by Secured Party of this Amendment duly executed by the parties hereto.

4. Recitals. The recitals to this Amendment shall constitute a part of the agreement of the parties hereto.

5. Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Amendment may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Amendment, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment.

6. Entire Agreement. This Amendment, together with the Security Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

7. Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply

(rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT.

8. Signatures. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

9. Costs and Expenses. Guarantor reaffirms its obligations to pay, in accordance with the terms of Section 19 of the Security Agreement, all reasonable costs and expenses of Secured Party in connection with the preparation, negotiation, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith.

10. Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Security Agreement as amended hereby and each reference in the other Loan Documents to the Security Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Security Agreement as amended hereby.

11. Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Security Agreement, the terms and provisions of this Amendment shall govern and control.

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered as of the date first above written.

“Guarantor”

GEVO, INC.

By:	/s/ Brett Lund
Name: Brett Lund
Title: Chief Licensing Officer & General Counsel

“Secured Party”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava
Name: Sajal Srivastava
Title: Chief Operating Officer

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